UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 4, 2015

FLUOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-16129	33-0927079
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

6700 Las Colinas Blvd. Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

(469) 398-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

On December 4, 2015, Fluor Corporation (the “Company”) entered into an agreement to acquire 100 percent of Stork Holding B.V. (“Stork”), based in the Netherlands, for an investment of $755 million.  Upon closing of the acquisition, the Company will begin combining the Company’s Operations & Maintenance organization with Stork.  Current Stork CEO, Arnold Steenbakker, will lead the combined group.  The Company intends to fully finance the cash required for the transaction through the issuance of debt in international markets.  The acquisition is expected to close in the first half of 2016 and is subject to regulatory approvals and consultation procedures with Stork’s work council.

A copy of the press release announcing the Stork transaction is furnished herewith as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits.  The following exhibit is being furnished with this Current Report on Form 8-K.

99.1	Press Release Issued by Fluor Corporation on December 7, 2015 announcing an agreement to acquire Stork Holding B.V.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 9, 2015	FLUOR CORPORATION

	By:	/s/ Carlos M. Hernandez
Carlos M. Hernandez
Executive Vice President and Chief
Legal Officer

FLUOR CORPORATION

INDEX OF EXHIBITS

Exhibit Number	Description
99.1	Press Release Issued by Fluor Corporation on December 7, 2015 announcing an agreement to acquire Stork Holding B.V.